Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 3, 2026, relating to the financial statements of Paysafe Limited and the effectiveness of Paysafe Limited and the effectiveness of Paysafe Limited’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Paysafe Limited for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

May 13, 2026